UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

GRANITE FALLS ENERGY, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of principal executive offices)	(Zip Code)

(320) 564-3100
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 29, 2018, Granite Falls Energy, LLC (the “Company”) executed a subscription agreement for investment in Harvestone Group, LLC (“Harvestone”), a Delaware limited liability company, and a Joinder to the Operating Agreement of Harvestone.  In connection with the execution of the subscription agreement and joinder, the Company made a capital contribution of $2.0 million and became a member of Harvestone. Our capital contribution was made in exchange for twenty (20) preferred membership units (as defined in the Harvestone Operating Agreement) and was sufficient to secure the Company the right to appoint one advisor to the advisory committee to the managers of Harvestone.

The subscription agreement contains customary representations and warranties by the parties thereto. The representations and warranties of the parties included in the subscription agreement survive the closing of sale of the preferred units. The Harvestone Operating Agreement governs the rights and preferences of unitholders, allocations of profit, loss and distributions among the members in accordance with their unit ownership, establishes transfer restrictions on units, creates limits on the power of the managers of Harvestone, requiring advisory board consent for certain actions of Harvestone and member consent for certain other actions of Harvestone, and creates a process for the dissolving, winding up and terminating the existence of Harvestone.

The foregoing summaries of the subscription agreement and operating agreement of Harvestone do not purport to be complete and are subject to and qualified in their entirety by reference to the documents, which will be attached as exhibits to the Company’s next Quarterly Report on Form 10-Q for the period ending July 31, 2018.

Harvestone is a start-up ethanol marketing, logistics, and trading company headquartered in Franklin, Tennessee.  Harvestone is owned by several other ethanol producers and other private investors that expects that its primary business will be marketing and trading for member and non-member ethanol producers.

Because Harvestone did not conduct a federally-registered offering and is not a registered reporting company with SEC, we do not expect that information about Harvestone will be available via the Securities and Exchange Commission’s (“SEC”) EDGAR filing system. Therefore, it may be difficult for our investors to obtain information about Harvestone. The preferred units we subscribed for in Harvestone are subject to restrictions on transfer.  As a result, our investment in Harvestone will not be a liquid investment and it may take a significant amount of time before we realize a return on our investment, if at all.

This current report on Form 8-K contains forward-looking statements. We undertake no responsibility to update any forward-looking statement.  When used, the words “believe”, “hope”, “expect”, “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in the Company’s SEC filings, copies of which are available through its website or upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: July 6, 2018	/s/ Stacie Schuler
Stacie Schuler, Chief Financial Officer